UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2007

Date of Report (date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement.

Sanmina-SCI Corporation (the “Company”) entered into Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement (the “Amendment”), dated as of June 5, 2007, among the Company, each of the subsidiaries of the Company listed on the signature pages thereto, the lenders party thereto, Citibank, N.A., as Collateral Agent (the “Collateral Agent”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).  The Amendment amends the Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, among the Company, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as Initial Issuing Bank, Citicorp USA, Inc., as Syndication Agent, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas and KeyBank National Association, as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Book Managers and Joint Lead Arrangers, the Administrative Agent and the Collateral Agent (as amended, the “Credit Agreement”).

The Amendment amended the Credit Agreement to permit the Company to incur the indebtedness resulting from the issuance of the Notes (defined below).  In addition, the Amendment amended the required levels for the fixed charge coverage ratio and leverage ratio.  A copy of the Amendment is attached as Exhibit 1.01 and incorporated herein by reference.

Item 8.01.      Other Events.

On June 6, 2007, Sanmina-SCI Corporation issued a press release announcing that it intends to offer approximately $600 million aggregate principal amount of its senior notes (the “Notes”), which will be issued in a $300,000,000 tranche due 2010 and a $300,000,000 tranche due 2014.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1

Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement, dated as of June 5, 2007, by and among Sanmina-SCI Corporation, each of the subsidiaries of Sanmina-SCI Corporation party thereto, the lenders party thereto, Citibank, N.A., as collateral agent, and Bank of America, N.A., as administrative agent.

99.1	Press release of Sanmina-SCI Corporation, dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: June 6, 2007	By:	/s/ David L. White
	Name:	David L. White
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JUNE 6, 2007

Exhibit No.	Description
10.1

Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement, dated as of June 5, 2007, by and among Sanmina-SCI Corporation, each of the subsidiaries of Sanmina-SCI Corporation party thereto, the lenders party thereto, Citibank, N.A., as collateral agent, and Bank of America, N.A., as administrative agent.

99.1	Press release of Sanmina-SCI Corporation, dated June 6, 2007.